MERGER AGREEMENT


         AGREEMENT ("Agreement") dated as of December 2, 1996, by and among HEALTHCARE CAPITAL CORP., a corporation organized under the laws of the Province of Alberta, Canada ("HealthCare"), HEALTHCARE HEARING CLINICS, INC., a Washington corporation which is a wholly owned subsidiary of HealthCare ("HC Subsidiary"), and HEARING DYNAMICS, a California corporation (the "Company"), and DEBORAH LAW CROSS (the "Shareholder").

                                    RECITALS

         A. The Shareholder owns all the issued and outstanding capital stock of the Company.

         B. The Company operates audiology and hearing aid clinics in the greater San Diego, California, metropolitan area which perform testing and evaluation of patients' hearing, prescribe and fit hearing aids, and provide related services and products.

         C. HealthCare and the Shareholder desire that HealthCare acquire the Company through a merger of the Company into HC Subsidiary. The parties intend such merger to qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT:

         In consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                     MERGER

         1.1 AGREEMENT AND PLAN OF MERGER. The parties agree that the Company shall be merged into HC Subsidiary pursuant to an Agreement and Plan of Merger prepared in accordance with Section 1101 of the California General Corporation Law and Section 23B.11.010 of the Washington Business Corporation Act which shall be in the form of SCHEDULE 1.1 attached hereto (the "Agreement and Plan of Merger"). The merger of the Company into HC Subsidiary (the "Merger") shall be on the terms set forth in the Agreement and Plan of Merger and in this Agreement.




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         1.2      TERMS OF MERGER.  Upon the consummation of the Merger:

                  (a) HC Subsidiary shall be the surviving corporation (the "Surviving Corporation") and shall continue its existence as a Washington corporation under the name "HealthCare Hearing Clinics, Inc.";

                  (b) The separate corporate existence of the Company shall terminate;

                  (c) The presently issued and outstanding stock of the Company shall be converted into shares of the common stock of HealthCare as provided in Section 1.4(a) hereof; and

                  (d)  The  presently   issued  and  outstanding   stock  of  HC
         Subsidiary shall be converted into shares of the stock of Surviving Corporation and cash as provided in Section 1.4(b) hereof.

         1.3 CONSUMMATION. The consummation of the Merger shall take place at Closing (as defined in Section 2.1 hereof). The Merger shall be consummated by filing:

                  (a) A copy of the Agreement and Plan of Merger accompanied by an appropriate officer's certificate with the Secretary of State of the state of California; and

                  (b) Articles of Merger with the Secretary of State of the state of Washington.

The term "Effective Time" shall mean the time when the second of the two filings is completed and the Merger becomes effective.

         1.4 CONVERSION OF SHARES. The basis for converting and exchanging the issued and outstanding shares of the Company and HC Subsidiary upon the consummation of the Merger will be as follows:

                  (a) The 1,100 issued and outstanding shares of the Company which are owned by the Shareholder shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for (i) 408,000 shares of the common stock of HealthCare (the "HealthCare Shares") and (ii) cash in the amount of $102,600; and

                  (b) Each share of HC Subsidiary stock issued and outstanding at the Effective Time shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of the stock of the Surviving Corporation.




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         1.5  RESTRICTIONS ON TRANSFER OF THE HEALTHCARE  SHARES.  Following the
Closing, the HealthCare Shares shall be subject to the provisions of Article VI hereof and to the following provisions:

                  (a)  210,000   HealthCare   Shares  shall  be  subject  to  no
         additional restrictions; a certificate for such shares shall be issued to the Shareholder at Closing;

                  (b) 118,000 HealthCare Shares may not be sold, transferred, or otherwise disposed of in any manner whatsoever until such shares are released from such restrictions in the increments and on the dates (the "Release Dates") set forth below:

                       Release                       Number of
                        DATES                     SHARES RELEASED

              November 30, 1997                      39,333
              November 30, 1998                      39,333
              November 30, 1999                      39,334
                                                     ------
              Total                               118,000

         The HealthCare Shares subject to the restrictions of this Subsection 1.5(b) shall be issued in three certificates-one for the number of shares shown opposite each of the Release Dates which will be delivered to the Shareholder at Closing. Each such certificate will be endorsed with a counterpart of the following legend:

                  "The shares represented by this certificate are subject to restrictions which do not permit their sale, transfer, or other disposition prior to [insert appropriate Release Date]."

         In addition, HealthCare shall issue appropriate stop transfer instructions which shall remain applicable to such HealthCare Shares until the applicable Release Date. Release from the restrictions provided for in this Section 1.5(b) shall not affect any other transfer restrictions placed on the HealthCare Shares pursuant to Article VI hereof.

                  (c) 80,000 HealthCare Shares shall be held by HealthCare (the "Retained Shares") and canceled or delivered as set forth in Section
         1.6 below.

         1.6      POST-CLOSING ADJUSTMENTS OF RETAINED SHARES.

                  The Retained Shares shall be subject to cancellation as provided in Subsections (a), (b), and (c) below.




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                  (a) EARN-OUT.  The income of the business  being acquired from
         Company hereunder (the "Business") shall be separately determined for each of the three 12-month periods ending on the Release Dates (the "Earned-Out Years"). Such income shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with HC Subsidiary's accounting practices. If for any Earn-Out Year the income of the Business before interest, taxes, depreciation and amortization but after corporate overhead allocation falls below an amount equal to 20% of the net revenues of the Business for such year, then for each $1.72 of the shortfall one Retained Share shall be canceled or alternately Shareholder shall pay HealthCare one dollar for each one dollar of the shortfall. The corporate overhead allocation to be charged against the Business shall equal 6% of its net revenues. Within 60 days following the end of each Earn-Out Year, HealthCare shall deliver to the Shareholder a certificate for a number of Retained Shares equal to (i) 26,666 shares after year one and (ii) 26,667 shares after years two and three less the number of shares (if any) canceled as a result of the foregoing provision. Notwithstanding the foregoing, the certificate issued to the Shareholder after the end of the first Earn-Out Year shall also be reduced by the number of shares, if any, canceled pursuant to the terms of Subsections 1.6(b) and (c) below. For purposes of this Section 1.6(a), "net revenues" shall mean gross revenues less returns and allowances. The HealthCare Shares represented by the certificates delivered to the Shareholder pursuant to this subsection shall remain subject to the provisions of Article VI hereof.

                  (b)  ACCOUNTS  RECEIVABLE.  On the  200th  day  following  the
         Closing, one Retained Share shall be canceled for each $1.72 of net accounts receivable as set forth on the Statement of Net Working Capital (as defined in Section 1.7 below) which then remains uncollected, provided, however, that the Shareholder may elect to reimburse HealthCare one dollar for each dollar of such uncollected accounts receivable in lieu of such cancellation of Retained Shares. After such cancellation of Retained Shares or the payment by Shareholder for such uncollected accounts receivable has been received by HealthCare, the uncollected accounts receivable shall be assigned to Shareholder. During the first 200 days following the Closing, Shareholder and HC Subsidiary shall mutually participate in the collection process of such accounts receivable.

                  (c) LONG-TERM DEBT. To the extent that the Company has any long-term debt or any other noncurrent liabilities as of the Closing date, Retained Shares shall be canceled in an aggregate amount equal to one share for each $1.72 of long term debt or noncurrent liability or, alternatively, the Shareholder shall pay HealthCare one dollar for each dollar of long-term debt or noncurrent liability.

         1.7      NET WORKING CAPITAL ADJUSTMENT.

                  (a) For purposes of this Agreement, "Net Working Capital" shall equal (i) cash, money market accounts, accounts receivable (net of reasonable provisions for doubtful accounts), inventory, prepaid expenses (including for magazine advertising) and all other current assets of the Company as of Closing less (ii) all current liabilities of the



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         Company as of Closing  including  but not  limited to  liabilities  for inventory, office supplies, ordinary compensation payables, employee benefits and taxes (excluding accrued sick and vacation pay), bonuses (including all related payroll taxes and employee benefits), personal and real property taxes, water, gas, electric and other utility
         charges,   business  and  other  license  fees  and  taxes,  merchants'
         association  dues,  rental  payments  under any  leases,  any  customer refunds  for hearing  aids  delivered  prior to Closing,  and all other
         operating   liabilities   (including  legal,   accounting,   and  other
         professional fees and expenses incurred in the ordinary course of business), and vendor accounts payable. The parties anticipate that computed on this basis Company will have a negative Net Working Capital.

                  (b) As promptly as practicable following the Closing, but in no event later than 45 days thereafter (the "45-Day Period"), Shareholder and HealthCare shall cooperate in preparing a mutually agreeable statement of the Net Working Capital which shall set forth the computation and components thereof in reasonable detail (the "Statement of Net Working Capital").

                  (c) On the fifteenth day after the date on which the Statement of Net Working Capital is completed (or such earlier date as such statement is mutually agreed upon by Shareholder and HealthCare in writing), (i) in the event that the Net Working Capital exceeds a negative $20,000, then HealthCare shall pay to Shareholder an amount equal to the excess, or (ii) in the event that the Net Working Capital is less than a negative $20,000, then Shareholder shall pay to HealthCare the amount by which the Net Working Capital is less than a negative $20,000.

         1.8 SHAREHOLDER LOANS. As of the date hereof, the Company is indebted to the Shareholder as set forth on SCHEDULE 1.8. Notwithstanding any other provision of this Agreement, the Shareholder shall have the option, on or prior to the Closing, to (i) contribute such indebtedness to the capital of the Company or (ii) cause the Company to repay such indebtedness to the extent the Company has funds available for such purpose.

                                   ARTICLE II
                                     CLOSING

         2.1 CLOSING. The closing of the transaction provided for herein (the "Closing") shall occur on December 2, 1996, or on such other date as the parties may mutually agree. Notwithstanding the foregoing, HealthCare shall have the right to postpone the Closing for up to 90 days if, in its judgment, it becomes necessary to do so as a result of requirements of the securities laws, regulations, or rules of the Province of Alberta, the Alberta Stock Exchange, United States, state of Washington or state of California. The Closing shall take place at the offices of HealthCare at 111 S.W. Fifth Avenue, Suite 2390, Portland, Oregon 97204, at such time as the parties shall mutually agree.




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         2.2  CLOSING  TRANSACTIONS.  The  following  actions  shall be taken at
Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously:

                  (a) DELIVERIES BY  SHAREHOLDER.  Shareholder  shall deliver to
         HealthCare:

                           (i) Certificates representing the shares of the Company;

                           (ii) An opinion of counsel to  Shareholder,  dated as
                  of the Closing date, substantially in the form of SCHEDULE 2.2(A)(II);

                           (iii) Copies of resolutions  adopted by the Company's
                  Board of Directors and shareholder, certified by its corporate secretary, which resolutions shall be in full force and effect on the Closing date, authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby; and

                           (iv) All  consents  required in  connection  with the
                  transactions contemplated hereunder.

                  (b)  DELIVERIES  BY  HEALTHCARE.  HealthCare  shall deliver to
         Shareholder:

                           (i) Certificates  for HealthCare  Shares as specified
                  in Section 1.5(a) and (b) hereof;

                           (ii) A  certified  or  cashier's  check  for the cash
                  specified in Section 1.4(a) hereof;

                           (iii) An opinion of counsel to  HealthCare,  dated as
                  of the Closing date, substantially in the form of SCHEDULE 2.2(B)(III); and

                           (iv)  Copies  of the  resolutions  of the  Boards  of
                  Directors of HealthCare and HC Subsidiary and the shareholder of HC Subsidiary, certified by their corporate secretaries, which resolutions shall be in full force and effect on the Closing date, authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby.

                  (c) JOINT DELIVERY. HC Subsidiary and Shareholder shall deliver to each other counterparts of (i) Shareholder's Noncompetition and Confidentiality Agreement provided for in Section 7.6(a) hereof,
         (ii) Shareholder's Employment Agreement provided for in Section 7.6(b) hereof and (iii) the Lease Amendment provided for in Section 7.6(c) hereof.




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                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         Except as otherwise set forth in the Disclosure Statement attached hereto as SCHEDULE III, Shareholder hereby represents and warrants to HealthCare as follows:

         3.1      CORPORATE.

                  (a) ORGANIZATION. The Company is a corporation duly organized and existing under the laws of the state of California.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of 10,000 shares of a single class of common stock, of which 1,100 shares are issued, and outstanding. All issued and outstanding shares of the Company have been validly issued and are fully paid and nonassessable. Shareholder is the owner (beneficially and of record) of all the issued and outstanding shares of the common stock of the Company hereof free and clear of all liens, claims, and encumbrances whatsoever. No person has any agreement, option or other right, present or future, to purchase or otherwise acquire any of the shares of the Company.

                  (c) CORPORATE POWER. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Company pursuant hereto will constitute valid and binding agreements of Company enforceable in accordance with their respective terms.

                  (d) NO SUBSIDIARIES. The Company does not own an interest in any corporation, partnership or other entity.

                  (e) ARTICLES OF INCORPORATION; BYLAWS. The copies of the Company's articles of incorporation and bylaws which have heretofore been delivered to HealthCare are complete and correct as amended or restated to the date hereof.

         3.2 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Company or the Shareholder pursuant hereto, nor the consummation by the Company and Shareholder of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or



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accelerate  the  performance  required  by,  or result  in the  creation  of any material Lien (as defined in Section 3.18(b)) upon any of the assets of the Company under, any term or provision of the articles of incorporation or bylaws
of  the  Company  or  of  any  material  contract,  commitment,   understanding,
arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company or the Company's assets or properties or the shares of the Company may be bound or affected.

         3.3 FINANCIAL STATEMENTS. The Shareholder has heretofore delivered to HealthCare the following financial statements of the Company including balance sheets and statements of income (the "Financial Statements"):

                  (a) Financial statements for the Company's fiscal years ended March 31, 1994, 1995, and 1996;

                  (b) Financial Statements for the interim period ended October 31, 1996.

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the Company at the dates indicated and results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

         3.4 RECORDS. The books of account of the Company reflect all items of income and expense and the assets, liabilities, and accruals of its business and operations. The minute books and stock transfer records of the Company contain records which are complete and accurate in all material respects of all minutes, consents of shareholders and directors, all corporate actions, and all stock transfers of the Company.

         3.5 ABSENCE OF CERTAIN CHANGES. Since the date of the most recent balance sheet included in the Financial Statements, there has not been:

                  (a)  ADVERSE  CHANGE.  Any  material  adverse  change  in  the
         financial  condition,  assets,  liabilities,   business,  prospects  or
         operations of the Company;

                  (b) DAMAGE. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Company's businesses or assets;

                  (c) INCREASE IN COMPENSATION. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  (d) LABOR DISPUTES. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;



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                  (e) COMMITMENTS.  Any commitment or transaction by the Company
         (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (f) DIVIDENDS. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company's capital stock; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or any other payment to Shareholder as a shareholder;

                  (g) DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of the Company except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment all in the ordinary course of business;

                  (h) INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than changes in the Company's lines of credit in the ordinary course of business, except for loans to the Company by the Shareholder which loans shall be treated as provided in Section 1.8 hereof;

                  (i) AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (j) LOANS, ADVANCES, OR CREDIT. Any loan or advance or any grant of credit by the Company; or

                  (k) UNUSUAL EVENTS. Any other event or condition specifically related to the Company not in the ordinary course of business which would have a material adverse effect on the assets or the business of the Company.

         3.6 ADVERSE CONDITIONS. There are no conditions known to Shareholder with respect to the markets, products, facilities, or personnel of the Company which might materially adversely affect its business or prospects other than such conditions as may affect the industry in which the Company participates as a whole.

         3.7 NO LITIGATION. There is no action, suit, arbitration, proceeding, investigation or inquiry pending or to the knowledge of the Shareholder threatened against the Company, its directors (in such capacity), its business or any of its assets. SCHEDULE 3.7 identifies all actions, suits, proceedings, investigations and inquiries to which the Company or the Shareholder has been a party since January 1, 1993. Neither the Company nor its business or assets are subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.




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         3.8      COMPLIANCE WITH LAWS.

                  (a) COMPLIANCE. Shareholder warrants (but expressly does not represent) that the Company (including each and all of its operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole. The Company has not received notice of any violation or alleged violation of, and are not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a material adverse effect upon the assets or the business of the Company taken as whole.

                  (b) LICENSES AND PERMITS. The Company has obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of its businesses (as presently conducted) except to the extent failure to do so would not have a material adverse effect upon the assets or the business of the Company taken as a whole. All such licenses, permits, approvals, authorizations and consents are described in SCHEDULE 3.8(B) and are in full force and effect. The Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole.

         3.9 ENVIRONMENTAL COMPLIANCE. Shareholder has delivered to HealthCare a copy of every written communication given or received by the Company to or from any environmental agency with respect to the Company, with respect to any property which is now being used or which has heretofore been used by the Company in the operation of its business, and has at all times thereafter operated the Company, in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials (as defined below), except for such noncompliance as would not cause a material adverse effect on Company's business or assets. The Company has not received notice of any administrative or judicial proceeding pursuant to such laws or regulations. There is no basis for the assertion of a valid claim against the Company relating to environmental matters including, without limitation, any claim arising from past or present environmental practices, asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA", the Resource Conservation and Recovery Act, as amended from time to time ("RCRA") or any other federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now or at any time hereafter in effect. For purposes of this Section 3.9, the term "Hazardous Materials" means materials defined as "hazardous wastes" or "solid wastes" in CERCLA, RCRA or in any similar federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now or at any time hereafter in effect.

         3.10 NO UNDISCLOSED LIABILITIES. Except (a) as described to HealthCare on the Schedules attached hereto as an item which can be reasonably construed as a liability or obligation or (b) items not required to be disclosed on the Schedules by reason of exceptions, exclusions, or other qualifications contained in the representations and warranties of this Agreement, the Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Financial Statements (except for liabilities or obligations which have been incurred in the ordinary course of business since the date of the most recent Financial Statements) in a manner consistent with past practice; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         3.11     TAX MATTERS.

                  (a) Except with respect to Taxes (as defined below) for which adequate reserves are included in the Financial Statements, the Company has timely paid all federal, state, county, local and foreign taxes, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, withholding taxes, property taxes, import duties, and all other taxes of any nature whatsoever and however denominated together with all penalties, additions to tax, interest, assessment or other damages imposed thereon with respect to the Company (collectively, "Tax" or "Taxes") required to be paid or deposited by the Company through the Closing. For purposes of this Section 3.11(a), timely payment shall include payment in accordance with any available extensions and recording of balances due as a trade payable.

                  (b) The Company has filed on or before the applicable due date (including extensions) all tax returns which it is required to have filed through the date hereof and has timely paid all amounts shown as payable thereon, as well as any deficiencies or other additional amounts subsequently assessed by any taxing authority with respect to each such tax return. All such returns are true, correct and complete in all material respects.

                  (c) The Company has not waived any statute of limitations in respect of Taxes of the Company or agreed to any extension of time with respect to a Tax assessment or deficiency of the Company, and the assessment of any additional Taxes of the Company with respect to periods for which returns have been filed is not expected.

                  (d) There are no proposed deficiencies or unresolved claims concerning the Company's liability for Taxes.

                  (e) All federal and state income tax returns (including all attachments and amendments thereto) of the Company for all taxable years for which the limitation periods (including any extensions or waivers thereof) applicable to deficiencies have not expired have been made available to HealthCare.

                  (f) Complete and correct copies of the Company's federal and California income tax returns for 1993, 1994, and 1995 have been delivered by the Shareholder to HealthCare.

                  3.12 PRODUCT WARRANTY. Set forth in SCHEDULE 3.12 is a true, correct and complete copy of the Company's standard warranty or warranties for sales of its products.

         3.13 PRODUCT LIABILITY. No action is pending or, to the knowledge of Shareholder, threatened against or involving the Company relating to any product alleged to have been sold by the Company and alleged to have been defective, or improperly designed or manufactured, and there exists no design, manufacturing or other defects (the "Defects") in products sold in the course of the Company's business or held as inventory PROVIDED, HOWEVER, that in no event shall the Company be responsible for a breach of the representation and warranty in this sentence of Section 3.13 resulting from any Defects which satisfy the following two conditions: (a) they are not within Shareholder's knowledge; and (b) they relate to goods which are sold on or after the Closing.

         3.14 INSURANCE. The Company maintains policies of fire, liability, product liability, malpractice, workers compensation, health and other forms of insurance with such coverage limits and deductible amounts as are reasonable and prudent in light of the nature of its assets and the risks of its business. The Company has received no notification of cancellation, modification or denial of renewal of any material policies of fire, product liability, malpractice or other forms of insurance.

                  3.15  SUPPLIERS.   The  Company  has  received  no  notice  of
         termination or an intention to terminate the relationship with the Company, from any material supplier.

         3.16 PATENTS, TRADEMARKS, ETC. Set forth in SCHEDULE 3.16 is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the Company now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in SCHEDULE 3.16 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of the Company, as such is currently being conducted, the

Company does not require any Trade Rights that they do not already have. The Company is not infringing and has not infringed on any Trade Rights of another in the operation of the business of the Company, nor to the knowledge of the Shareholder is any other person infringing on the Trade Rights of the Company. The Company has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the Company. The Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in SCHEDULE 3.16, to the knowledge of Shareholder, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company. To the knowledge of Shareholder, all Trade Rights of the Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company.

         3.17     CONTRACTS AND COMMITMENTS.

                  (a)      LEASES.

                           (i) Set forth in  SCHEDULE  3.17(A)  is a list of all
                  real and personal property leases (the "Leases") to which the Company is party. Complete and correct copies of each lease listed on the schedule, and all amendments thereto, have heretofore been delivered to HealthCare. The Leases are currently in full force and effect. Shareholder warrants that Beatrice Law has conveyed to Shareholder the interest owned by Beatrice Law in the real property referred to in Section 7.6(c) hereof.

                           (ii) Company is not in default  under the Leases;  to
                  the knowledge of Shareholder, there are no defaults by the lessors under any of the Leases; and no event has occurred which with the passage of time or the giving of notice would constitute a default under any of the Leases. The Company has not waived any rights under any of the Leases.

                  (b) PURCHASE COMMITMENTS. Set forth in SCHEDULE 3.17(B) is a list of all agreements (written or oral) between the Company and third parties for the purchase of goods and supplies by the Company which individually call for the payment by the Company after the date hereof of more than $5,000 or which obligate the Company for a period extending over a period of more than 90 days. Complete and correct copies of all such written agreements have heretofore been delivered to HealthCare.

                  (c) SALES COMMITMENTS. Set forth in SCHEDULE 3.17(C) is a list and description of all presently effective agreements (written or oral) between the Company and third parties for the distribution and sale of its products. Complete and correct copies of all such written contracts have heretofore been delivered to HealthCare.

                  (d) CONTRACTS WITH SHAREHOLDER AND CERTAIN OTHERS. Except for the employment relationship which exists between the Shareholder and the Company, the Company has no agreement, understanding, contract or commitment (written or oral) with the Shareholder, or any relative of the Shareholder.

                  (e) COLLECTIVE BARGAINING AGREEMENTS. The Company is not party to any collective bargaining agreement with any union.

                  (f) LOAN AGREEMENTS. Except as set forth on SCHEDULE 3.17(F), the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatories, guarantors or otherwise.

                  (g) GUARANTEES. The Company has not under any instrument which is presently effective guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (h) RESTRICTIVE AGREEMENTS. The Company is not party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting them from carrying on its business anywhere in the world.

                  (i) OTHER MATERIAL CONTRACTS. The Company is not party to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of $5,000, or involving performance over a period of more than 90 days, or which is otherwise individually material to the operations of the Company, except as set forth in SCHEDULE 3.17(I).

                  (j) NO DEFAULT. The Company is not in default under any lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company's obligations or result in the creation of any Lien (as defined in Section 3.18(b) below) on any of the assets owned, used or occupied by the Company. To the knowledge of the Shareholder, no third party is in default under any lease, agreement, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         3.18     TITLE TO AND CONDITION OF PROPERTIES.

                  (a) REAL PROPERTY. The Company does not own any interest in any real property other than the leases referred to in Section 3.17(a) hereof.

                  (b) PERSONAL PROPERTY. Except as set forth on SCHEDULE 3.18(B), the Company has good and marketable title to all its assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"). All the Company's tangible assets are located at the business premises leased by it and all tangible assets located at such premises are owned by the Company except as otherwise set forth in SCHEDULE 3.17(A).

                  (c) CONDITION. All the Company's tangible assets are, taken as a whole, in good operating condition and repair, normal wear and tear excepted.

                  (d) LAND USE REGULATIONS. There are no condemnation, environmental, zoning, land use, or other regulatory proceedings, pending or, to the knowledge of the Shareholder, planned to be instituted, that could detrimentally affect the ownership, use, or occupancy of the real property presently occupied by the Company or the continued operation of the Company's business as they are presently being conducted.

         3.19  EMPLOYEE  BENEFIT  PLANS.  Set  forth  in  SCHEDULE  3.19,  is  a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes", severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to HealthCare. The Company is in compliance with and has made all payments due under all Employee Plans/Agreements and with respect thereto the Company is in compliance with all applicable federal and state laws and regulations. The Company is not contributors to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         3.20 EMPLOYMENT COMPENSATION. Set forth in SCHEDULE 3.20 is a true and correct list of:

                  (a) All employees to whom the Company is paying compensation; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range; and

                  (b) All amounts owed to employees of the Company (including the Shareholder) for accrued sick pay, vacation pay, and bonus pay.


         3.21 KEY EMPLOYEES; BANK; ETC. Set forth in SCHEDULE 3.21 is a list showing:

                  (a) The names of all the Company's officers and directors;

                  (b) The name of each bank at which the Company has (i) an account and the numbers of all accounts, (ii) a line of credit, or
         (iii) a safe deposit box and the name of each person authorized to draw thereon or have access thereto; and

                  (c) The name of each person holding a power of attorney from the Company and a summary of the terms thereof.

         3.22 ACCOUNTS RECEIVABLE. Each of the accounts receivable of the Company (a) arose from bona fide sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in the Company's business in the applicable state and the collection practices used with respect thereto have been in all respect legal and proper and (c) was entered into, and credit granted pursuant thereto, consistent with the Company's historical credit policies and practices. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected on the Financial Statements are adequate and were calculated consistent with past practice.

         3.23 INVENTORY. The inventories of the Company are of a quality and quantity usable and salable in the ordinary course of business and have a commercial value at least equal to the value shown on the Company's Financial Statements.

         3.24 BROKERS AND FINDERS. Neither the Shareholder, the Company nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.25 DISCLOSURE. No representation or warranty by the Shareholder in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Shareholder pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF HEALTHCARE

         HealthCare hereby represents and warrants to the Shareholder as follows:

         4.1      CORPORATE.

                  (a) ORGANIZATION. HealthCare is a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada. HC Subsidiary is a corporation duly authorized and validly existing under the laws of the state of Washington.

                  (b) CORPORATE POWER. Each of HealthCare and HC Subsidiary has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by them pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by HealthCare and HC Subsidiary pursuant hereto will constitute, valid and binding agreements of HealthCare and HC Subsidiary, enforceable in accordance with their respective terms.

                  (c) QUALIFICATION. HC Subsidiary is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

         4.2 CAPITALIZATION. As of the date thereof, the authorized and issued capital stock of HealthCare is set forth in the Offering Memorandum referred to in Section 6.1(a)(ii). All of the issued and outstanding shares have been validly issued and are fully paid and nonassessable. The HealthCare Shares to be issued to the Shareholder pursuant to this Agreement will, upon issuance, be validly issued, fully paid, and nonassessable and free and clear of any lien or restriction except as set forth herein.

         4.3 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by HealthCare and HC Subsidiary pursuant hereto, nor the consummation by them of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (except the Alberta Stock Exchange), or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of HealthCare or HC Subsidiary under, any term or provision of their Articles of Incorporation or By-laws or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which either is a party or by which they or any of their assets or properties may be bound or affected.

         4.4      TAX FREE REORGANIZATION.

                  (a)  HealthCare  controls HC Subsidiary  within the meaning of
         Section 368(c) of the Code;

                  (b) HealthCare has no plan or intention to reacquire any of its stock issued in the transaction, except as provided in Section 1.6 hereof;

                  (c) HealthCare has no plan or intention to liquidate HC Subsidiary; to merge HC Subsidiary with and into another corporation; to sell or otherwise dispose of the stock of HC Subsidiary; or to cause HC Subsidiary to sell or otherwise dispose of any of the assets of the Company acquired in the transaction except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code;

                  (d) Neither HealthCare nor HC Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

                  (e) The HealthCare Shares issued in exchange for the stock of the Company hereunder, including all Retained Shares, constitutes less than 50 percent of both the voting power and the value of all HealthCare stock that will be outstanding immediately following the transaction; and

                  (f) HealthCare has been engaged in the active conduct of a trade or business that is substantial in comparison to the business of the Company for the entire 36 month period immediately preceding the Effective Time.

         4.5 BROKERS AND FINDERS. Neither HealthCare, HC Subsidiary nor any of their officers, directors, employees or shareholders has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.6 DISCLOSURE. To HealthCare's knowledge, no representation or warranty by HealthCare in this Agreement nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of HealthCare pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                    ARTICLE V
                                    COVENANTS

         5.1      COVENANTS OF SHAREHOLDER.

                  (a) ACCESS TO INFORMATION AND RECORDS. The Shareholder agrees that during the period prior to the Closing, HealthCare, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company for the purpose of such inspection, investigation and testing as HealthCare deems appropriate (and Shareholder shall furnish or cause to be furnished to HealthCare and its representatives all information with respect to the business and affairs of the Company as HealthCare may reasonably request); (ii) reasonable access to employees and agents of the Company for such meetings and communications as HealthCare reasonably desires; and (iii) with the prior consent of the Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with the Company.

                  (b) CONDUCT OF BUSINESS PENDING THE CLOSING. The Shareholder agrees that from the date hereof until the Closing, except as otherwise approved in writing by HealthCare:

                           (i) NO CHANGES. The Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

                           (ii) MAINTAIN ORGANIZATION.  The Company will use its
                  best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Company and to preserve the business organization of the Company intact, to keep available to HealthCare the present officers and employees of the Company, and to preserve for HealthCare its present relationships with suppliers and customers and others having business relationships with the Company.

                           (iii) NO BREACH. The Company will use its best efforts to avoid any act, or any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Shareholder.

                           (iv) NO MATERIAL CONTRACTS. No contract or commitment
                  will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice.

                           (v) NO CORPORATE CHANGES. The Company shall not amend
                  its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock.

                           (vi) MAINTENANCE OF INSURANCE. The Company shall maintain all of its insurance in effect as of the date hereof or replace such insurance with comparable coverage and shall procure such additional insurance as shall be reasonably requested by HealthCare at HealthCare's expense.

                           (vii) MAINTENANCE OF PROPERTY. The Company shall use,
                  operate, maintain and repair all its assets and properties in a normal business manner consistent with the Company's past practices.

                           (viii) INTERIM  FINANCIALS.  The Company will provide
                  HealthCare with interim monthly financial statements and other management reports as and when they are available.

                           (ix) NO  DIVIDENDS.  The Company shall not declare or
                  pay any dividend (whether in cash, stock or property) or make any other distribution to the Shareholder, except for the repayment of loans made by the Shareholder to the Company.

                           (x) COMPENSATION.  The Company shall not increase the
                  compensation or benefits of any of its employees nor make any other change in the terms of their employment.

                  (c) REIMBURSEMENT OF VACATION PAY. In consideration for excluding accruals for vacation pay entitlements for employees of the Company from the definition of Net Working Capital, the Shareholder agrees to reimburse HC Subsidiary for any vacation pay payments HC Subsidiary is required to make to former employees of the Company who become employees of HC Subsidiary as of the Closing and whose employment terminates for any reason within the first six months following the Closing to the extent such payments relate to accruals of vacation pay prior to the Closing.

                  (d)  PRESERVATION  OF  TAX-FREE   REORGANIZATION  STATUS.  The
         Shareholder consents and agrees as follows:

                           (i) There is no plan or intention by the  Shareholder
                  to sell, exchange or otherwise dispose of a number of HealthCare Shares received in the Merger that would reduce the Shareholder's ownership of HealthCare Shares to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date.

                           (ii) HC  Subsidiary  will acquire at least 90 percent
                  of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger.

                           (iii) The  liabilities  of the Company  assumed by HC
                  Subsidiary and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

                           (iv) The Company,  and the Shareholder will pay their
                  respective expenses, if any, incurred in connection with the transaction.

                           (v) The  Company is not an  investment  companies  as
                  defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           (vi) The Company is not under the  jurisdiction  of a
                  court in a Title 11 or  similar  case  within  the  meaning of
                  Section 368(a)(3)(A) of the Code.

                           (vii) The fair market value of the assets of the Company transferred to HC Subsidiary will equal or exceed the sum of the liabilities assumed by HC Subsidiary, plus the amount of liabilities, if any, to which the transferred assets are subject.

         5.2      COVENANTS OF HEALTHCARE.

                  (a) Following the Merger, HC Subsidiary will not issue additional shares of its stock that would result in HealthCare losing control of HC Subsidiary within the meaning of Section 368(c) of the Code.

                  (b) Following the Merger, HC Subsidiary will continue the historic business of the Company or use a significant portion of the Company's business assets in a business.

                  (c) HealthCare will comply, and will cause HC Subsidiary to comply, with the reporting requirements set forth in ss. 1.367(a)-3T(c)(4) of the U.S. Treasury Regulations following consummation of the Merger.

                  (d) HealthCare and HC Subsidiary will treat the Merger as a tax-free reorganization of the Company for U.S. tax purposes on all tax returns filed by them in the United States, and neither HealthCare nor HC Subsidiary will take any action inconsistent with such treatment of the Merger, or which would cause the Merger to fail to qualify as a tax-free reorganization.

                  (e) The Shareholder has provided personal guarantees or has otherwise become individually liable with respect to certain leases, line of credit agreements, purchase agreements with manufacturers, or other agreements for the benefit for the Company, including, without limitation, those described on SCHEDULE 5.2(E). Following the Merger, HealthCare will use its best efforts to obtain the release of the Shareholder from all such personal liabilities. To the extent that any such release cannot be obtained, HealthCare will indemnify and hold the Shareholder harmless with respect to any loss, cost, or expense the Shareholder may incur as a result of not being released.

                                   ARTICLE VI
                                 SECURITIES LAWS

         6.1      SECURITIES LAWS.

                  (a) INVESTMENT REPRESENTATIONS. The Shareholder represents to HealthCare as follows:

                           (i) The HealthCare  Shares are being acquired for her
                  own account and for investment only, and not with a view to the distribution of all or any part of the HealthCare Shares, and the acquisition of the HealthCare Shares by the Shareholder and her continued holding thereof as may be required by law and the terms hereof are consistent with her financial position.

                           (ii) The Shareholder has had access to complete information regarding the business and finances of HealthCare, has met and discussed the business and finances of HealthCare with its management employees to the extent she deems necessary, has received, read, and understood the contents of the Healthcare Capital Corp. Confidential Offering Memorandum dated October 16, 1996 (the "Offering Memorandum"), and the Shareholder believes she has received all the information she considers necessary or appropriate for deciding whether to receive the HealthCare Shares as consideration in the Merger.

                           (iii) The  Shareholder  can bear the economic risk of
                  receiving the HealthCare Shares as consideration in the Merger, and has such knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of receiving such shares.

                           (iv) The  Shareholder is an "accredited  investor" as
                  that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as a result of the following:

                                    (A) The  Shareholder  has an individual  net
                           worth, or joint worth with the Shareholder's spouse, which exceeds $1,000,000; and/or

                                    (B) The Shareholder has an individual income
                           in excess of $200,000 in each of the two most recent years or joint income with Shareholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                  or, if not an accredited investor, then the Shareholder by reason of her business or financial experience or the business or financial experience of her professional advisers (who are unaffiliated with and who are not compensated by HealthCare or any affiliate or selling agent of HealthCare directly or indirectly), has the capacity to protect her own interests in connection with the receipt of the HealthCare Shares.

                  (b) LIMITATIONS ON TRANSFER. Except as expressly provided in this Agreement, the Shareholder shall not, directly or indirectly, offer or sell, pledge, transfer, or otherwise dispose of all or any portion of the HealthCare Shares, or solicit any offer to buy, purchase, or otherwise acquire or take a pledge of all or any portion of the HealthCare Shares, except (A) in the manner and to the extent described in (i) a registration statement in effect under the Securities Act of 1933 (the "Act") covering the HealthCare Shares and as to which a prospectus meeting the requirements of the Act is duly delivered and filed as necessary with any state agency or (ii) an opinion of counsel for the Shareholder reasonably acceptable to
         HealthCare, which opinion is in form and substance satisfactory to counsel for HealthCare, to the effect that such proposed offer, sale, pledge, transfer, or other disposition of HealthCare Shares may lawfully be made without such registration, delivery or state filing or
         (B) pursuant to trades made on the Alberta Stock Exchange ("ASE") after 90 days following the Closing pursuant to Rule 904 of Regulation S under the Act. The Shareholder acknowledges that she has consulted with counsel concerning the limited availability of exemptions from registration under the Act or exemptions from qualification under state securities laws and she understands that she (i) may bear the economic risk of investment in the HealthCare Shares for an indefinite period of time because the HealthCare Shares have not been registered under the Act or qualified under state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act or qualified under state securities laws or an exemption from such registration, such as that contained in Rule 904, or from state qualification is available, (ii) HealthCare is not obligated to register the HealthCare Shares under the Act or qualify them under state securities laws, (iii) that absent registration, the HealthCare Shares ordinarily may not be sold in the United States for at least two years after the Closing and then only in accordance with Rule 144 under the Act, and absent qualification under state securities laws may be subject to similar restrictions and (iv) the HealthCare Shares may not be sold, transferred or otherwise disposed of in the province of Alberta, Canada, or traded through the facilities of the ASE for a period of 90 days following the Closing.

                  (c) LEGENDS ON CERTIFICATES. Certificates representing the HealthCare Shares shall be endorsed with legends, (i) substantially in the form set forth in SCHEDULE 6.1(C) hereto, and (ii) to the effect that the HealthCare Shares may not be traded in Canada for 90 days following the Closing. HealthCare need not recognize any person other than the Shareholder as having any interest in or to the HealthCare Shares unless the acquisition thereof shall have been made in compliance with Subsection 6.1(b) above. HealthCare may issue appropriate stop transfer instructions to the transfer agent for the HealthCare Shares to prevent transfers in violation of Subsection 6.1(b) hereof.

                  (d)      REMOVAL OF LEGENDS.

                           (i) At any  time  while  the  HealthCare  Shares  are
                  registered under the Act, HealthCare shall, upon written request, cause the certificates representing the HealthCare Shares to be reissued free of all legends and withdraw all stop transfer instructions. Upon the termination of any such registration, if the Shareholder owns HealthCare Shares represented by a certificate without such legends, the Shareholder shall, upon written request, promptly return such certificate to HealthCare for reissue for a certificate endorsed with the legends specified in, and otherwise subject to, the provisions of Subsection 6.1(c). Three years after the Closing, HealthCare's right to request the return of unlegended certificates for previously registered HealthCare Shares shall terminate and HealthCare shall, upon written request of the Shareholder, cause any certificates bearing one or more legends to be reissued free of such legends and withdraw all stop transfer instructions, provided that Rule 144(k) under the Act, or a comparable rule, is in effect in substantially its present form and the Shareholder furnishes to HealthCare evidence satisfactory to HealthCare and its counsel that she meets the requirements of such rule.

                           (ii) HealthCare shall, upon written request,  cause a
                  certificate representing all or a portion of the HealthCare Shares to be reissued free of all legends (except as provided in Section 1.5 hereof) and shall withdraw all stop transfer instructions upon the provision by the Shareholder of a declaration to The R-M Trust Company as transfer agent in substantially the form set forth in SCHEDULE 6.1(D)(II) hereto.

         6.2      REGISTRATION UNDERTAKING.

                  (a) HealthCare agrees that, if at any time from and after the Closing date and before the second anniversary of such date, the board of directors of HealthCare shall authorize the filing of a registration statement under the Act for sale of HealthCare shares by HealthCare in the United States, HealthCare will (i) promptly notify Shareholder that such registration statement will be filed and that the HealthCare Shares which are then held by Shareholder will be included in such registration statement at her request, (ii) subject to the last sentence of this subsection (a), cause such registration statement to cover all HealthCare Shares which it has been so requested to include by Shareholder, provided such request is delivered to HealthCare not later than 20 days after such notice is given to Shareholder and specifies the number of HealthCare Shares to be included in the proposed registration, (iii) use reasonable efforts subject to market conditions to cause such registration statement to become effective and remain effective and current for such period as may be necessary to permit the underwriters to complete the distribution of the securities covered by the registration statement, if such offering is an underwritten offering, or, if not, for such period, not in excess of 90 days, as may be necessary for Shareholder to effect a proposed sale or other distribution, and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority (other than the state securities or blue sky laws) to permit the shares included in such registration statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of governmental authority for the period necessary for the underwriters or Shareholder, as the case may be, to effect the proposed sale or other disposition. Notwithstanding the foregoing provisions, if the registration statement relates to an underwritten offering of HealthCare Shares and the managing underwriter shall inform in writing HealthCare and Shareholder and any other holders of HealthCare Shares requesting such registration that the managing underwriter believes that the number of shares requested to be included in such registration would materially, adversely affect its ability to effect such offering, then HealthCare will include in such registration the number of HealthCare Shares which HealthCare is so advised can be sold in (or during the time of) such offering as follows: first, all shares proposed by HealthCare to be sold for its own account, and, second, such HealthCare Shares requested to be included in such registration, pro rata by Shareholder and other holders of HealthCare Shares on the basis of the number of HealthCare Shares so proposed to be sold and so requested to be included; PROVIDED, HOWEVER, that HealthCare shall be obligated to register any HealthCare Shares so excluded from the registration statement pursuant to a registration statement filed 90 days after the effectiveness of such initial registration statement or such greater number of days as may be specified in "lock-up" agreements entered into with the managing underwriter.

                  (b) Whenever HealthCare is required pursuant to the provisions of this Section 6.2 to include HealthCare Shares in a registration statement, HealthCare shall (i) furnish Shareholder and each underwriter of such HealthCare Shares with such copies of a prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as Shareholder and each such underwriter may reasonably request) in order to facilitate the sale or distribution of HealthCare Shares, (ii) use its best efforts to register or qualify such HealthCare Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as Shareholder and each underwriter of HealthCare Shares being sold shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable the Shareholders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such holders shall have reasonably requested that the HealthCare Shares be sold. Shareholder shall furnish to HealthCare in writing such information relating to herself as HealthCare may reasonably request in connection with the preparation of such registration statement.

                  (c) HealthCare shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section 6.2, other than underwriting discounts and applicable transfer taxes relating to the HealthCare Shares sold by Shareholder and attorney fees and expenses of Shareholder.

                  (d)   HealthCare   agrees  to  indemnify   and  hold  harmless
         Shareholder  from and  against  any and all  losses,  claims,  damages, liabilities or actions, joint or several, to which Shareholder may become subject under the Act for any legal or other expenses (including the cost of any investigation and preparation) incurred by her in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which HealthCare Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or any document filed by HealthCare in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by HealthCare of any device, scheme or artifice to defraud, or the engaging by HealthCare in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which HealthCare shall participate, in connection with the issuance and sale of any of the HealthCare Shares; PROVIDED, HOWEVER that (i) the indemnity agreement contained in this Subsection (d) shall not extend to Shareholder in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to HealthCare by Shareholder specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof. HealthCare agrees to pay any legal and other expenses for which it is liable under this Subsection (d) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (e) Shareholder will indemnify and hold harmless HealthCare, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls HealthCare within the meaning of Section 15 of the

         Act to the same extent as the foregoing indemnity from HealthCare, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof was made in reliance upon information furnished in writing to HealthCare by Shareholder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof; PROVIDED, HOWEVER, that the obligation of Shareholder to indemnify HealthCare under the provisions of this Subsection (e) shall be limited to the product of the number of HealthCare Shares being sold by Shareholder and the market price of HealthCare Shares on the date of the sale to the public of these HealthCare Shares. Shareholder agrees to pay any legal and other expenses for which she is liable under this Subsection (e) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (f) If any action is brought against a person entitled to indemnification pursuant to the foregoing Subsections (d) and (e) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Subsections (d) and (e), such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it or she may have to such indemnified party otherwise than on account of the indemnity agreement contained in Subsections (d) and (e) of this
         Section 6.2. In case any such action is brought against an indemnified party and it or she notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its, his or her own expense and, to the extent that it or she may wish, to assume at its or her own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it, she and/or other indemnified parties which are different from or additional to those available to the indemnified party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its or her election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (g) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Subsections (d) and (e) of this Section 6.2 is unavailable to an indemnified party in accordance with its terms, HealthCare and Shareholder shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by HealthCare and Shareholder, in such proportions as are appropriate to reflect the relative benefits received by HealthCare and Shareholder from any offering of the HealthCare Shares; PROVIDED, HOWEVER, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection (f) of this Section 6.2, then the relative fault of HealthCare and Shareholder in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                  (h) The respective indemnity and contribution agreements by HealthCare and Shareholder in Subsections (d), (e), (f) and (g) of this
         Section  6.2  shall  remain  operative  and in full  force  and  effect regardless of (i) any investigation made by Shareholder or by HealthCare or any controlling person of HealthCare or any director or any officer of HealthCare, (ii) payment for any of the HealthCare Shares or (iii) any termination of this Agreement, and shall survive the delivery of the HealthCare Shares, and any successor of HealthCare, or of Shareholder, or of any person who controls HealthCare, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by HealthCare and Shareholder contained in Subsections (d), (e), (f) and (g) of this Section 6.2 shall be in addition to any liability which HealthCare and Shareholder may otherwise have.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO HEALTHCARE'S OBLIGATIONS

         Each and every obligation of HealthCare to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by HealthCare) of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by the Shareholder in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Shareholder pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 COMPLIANCE WITH AGREEMENT. The Shareholder shall have in all material respects performed and complied with all of her agreements and obligations under this Agreement which are to be performed or complied with by her prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(a) hereof.

         7.3 ABSENCE OF SUIT. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against HealthCare, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of HealthCare shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding HealthCare will be unable to retain substantially all the practical benefits of the transaction to which it is entitled under this Agreement.

         7.4 APPROVALS; CONSENTS. All consents, permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by Shareholder for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial conditions, assets, reserves or operations of the Company taken as a whole.

         7.5 NO MATERIAL ADVERSE CHANGE. From the date of the Financial Statements to the Closing, the Company shall not have suffered any change which has a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial condition, assets, reserves or operations of the Company taken as a whole.

         7.6      AGREEMENTS.

                  (a) NONCOMPETITION AND CONFIDENTIALITY AGREEMENT. Shareholder shall have executed and delivered to HealthCare a Noncompetition and Confidentiality Agreement substantially in the form attached hereto as
         SCHEDULE 7.6(A).

                  (b) EMPLOYMENT AGREEMENT. Shareholder shall have executed and delivered to HC Subsidiary an Employment Agreement substantially in the form of SCHEDULE 7.6(B) hereto.

                  (c) LEASE AMENDMENT. Shareholder shall have executed and delivered to HC Subsidiary a Lease Amendment substantially in the form of SCHEDULE 7.6(C) hereto.

         7.7 ALBERTA STOCK EXCHANGE. The issuance of the HealthCare Shares to the Shareholder shall have been conditionally approved by the ASE.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO THE SHAREHOLDER'S OBLIGATIONS

         Each and every obligation of the Shareholder to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by the Shareholder) of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by HealthCare in this Agreement, or in any instrument, list, certificate or writing delivered by HealthCare pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing as though such representations and warranties were made as of the Closing.

         8.2 COMPLIANCE WITH AGREEMENT. HealthCare shall have in all material respects performed and complied with all of HealthCare's agreements and obligations under this Agreement which are to be performed or complied with by HealthCare prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(b) hereof.

         8.3 ABSENCE OF SUIT. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against HealthCare, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of the Shareholder shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Shareholder will be unable to retain substantially all the consideration to which she is entitled under this Agreement.

         8.4      AGREEMENTS.

                  (a) EMPLOYMENT AGREEMENT. HC Subsidiary shall have executed and delivered to Shareholder an Employment Agreement substantially in the form of SCHEDULE 7.6(B) hereto.

                  (b) HC Subsidiary shall have executed and delivered to Shareholder a Lease Amendment

                                   ARTICLE IX
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         9.1 INDEMNIFICATION BY SHAREHOLDER. Shareholder hereby agrees to indemnify, defend, and hold HealthCare harmless from and against all Claims (as defined below) asserted against, resulting to, imposed upon, or incurred by
HealthCare directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Shareholder contained in or made pursuant to this Agreement, or (b) the breach of any covenant of the Shareholder contained in this Agreement. As used in this
Section 9.1, the term "Claim" shall include all losses, damages, judgments, awards, settlements, costs, and expenses (including without limitation penalties, court costs, and attorneys fees and expenses at trial and on appeal) awarded by the arbitrator or arbitrators pursuant to Section 10.12 hereof.

         9.2 INDEMNIFICATION BY HEALTHCARE. HealthCare hereby agrees to indemnify, defend, and hold harmless the Shareholder from and against all Claims (as defined in Section 9.1) asserted against, resulting to, imposed upon, or incurred by the Shareholder directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of HealthCare contained in or made pursuant to this Agreement, or (b) the breach of any covenant of HealthCare contained in this Agreement.

         9.3 NOTICE; DEFENSE OF CLAIMS. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it or she so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its or her own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its or her counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its or her own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         9.4 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the parties in this Agreement are made only as of the date of this Agreement but will survive the consummation of the transactions contemplated by this Agreement for a period ending 90 days after the second fiscal year end
(July 31) of HC Subsidiary which occurs after the Closing (except for the representations and warranties of the Shareholder set forth in Section 3.11 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by the Company for all periods ended on or before the Closing) after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1     TERMINATION.

                  (a) RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                           (i) By mutual written agreement of the parties, or

                           (ii) By either  HealthCare or the  Shareholder if the
                  Closing shall not have occurred on or before the 90th day after the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

                  (b)      TERMINATION FOR BREACH.

                           (i) TERMINATION BY HEALTHCARE. If there has been a material breach by the Shareholder of any of her agreements, representations or warranties contained in this Agreement which has not been waived in writing by HealthCare, then HealthCare may, by written notice to Shareholder at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii) hereof.

                           (ii) TERMINATION BY SHAREHOLDER.  If there has been a
                  material breach by HealthCare of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Shareholder, then the Shareholder may, by written notice to HealthCare at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii).

                           (iii) EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 10.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

         10.2 WAIVER. Shareholder or HealthCare may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this
Section 10.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

         10.3 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable and any purported assignment shall be null and void. Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

         10.4 DOLLARS. "Dollars" and "$" mean lawful money of the United States of America, which shall be legal tender on the date of payment for all public and private debts.

         10.5 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         10.6 HEADINGS; SEVERABILITY. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

         10.7 SCHEDULES. The Schedules are a part of this Agreement as if fully set forth herein.

         10.8 DISCLOSURES AND ANNOUNCEMENTS. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Shareholder or HealthCare shall be subject to the approval of the other in all essential respects, except that the Shareholder's approval shall not be required as to any announcements or filings HealthCare may be required to make under applicable laws or regulations.

         10.9 CONFIDENTIAL INFORMATION. Following the Closing, Shareholder shall use her best efforts to cause all of her agents, officers, directors and employees to treat and safeguard all

Confidential Information concerning the Business and, except as required by law, agree not to disclose or reveal any Confidential Information to any third party or otherwise use such Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information of a valuable, proprietary and confidential nature relating directly to the Business, asset lists and valuations of any kind, customer lists, trade secrets, formulae, methods or processes, channels of distribution, pricing policies and records. The term "Confidential Information" does not include information that (a) is or becomes generally available to the public or is a recognized standard industry practice; or (b) becomes available subsequent to the date hereof to Shareholder on a non-confidential basis from a source other than HealthCare or from records of the business.

         10.10 EXPENSES. Shareholder agrees that all fees and expenses incurred by her in connection with this Agreement shall be borne by Shareholder including, without limitation, all fees of counsel and accountants in excess of the sum of $5,000 which may be paid by Company; and HealthCare agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants.

         10.11 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

         If to HealthCare         HealthCare Capital Corp.
         or HC Subsidiary:        111 S.W. Fifth Avenue, Suite 2390
                                  Portland, Oregon 97204
                                  Attn:  President
                                          Personal & Confidential
                                  Facsimile: (503) 225-9309

         with a copy to:          Miller, Nash, Wiener, Hager & Carlsen
                                  111 S.W. Fifth Avenue, Suite 3500
                                  Portland, Oregon 97204
                                           Attn: G. Todd Norvell
                                  Facsimile: (503) 224-0155

         If to Shareholder:       Deborah Law Cross
                                  Hearing Dynamics
                                  728 Robinson Avenue
                                  San Diego, California 92103
                                  Facsimile: (619) 792-9683
         with a copy to:          Michael D. Nagle
                                  Imperial Bank Tower, Suite 1000
                                  701 B Avenue
                                  San Diego, California 92101
                                  Facsimile (619) 239-5601

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

         10.12             RESOLUTION OF DISPUTES.

                  (a) ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 10.12. Notwithstanding the foregoing, HealthCare, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the provisions of the Shareholder under any noncompetition and confidentiality agreements executed pursuant to this Agreement.

                  (b) ARBITRATORS. Following thirty (30) days' written notice by any party of intention to invoke arbitration, any dispute arising under this Agreement which have not been mutually resolved shall be determined by a single arbitrator upon whom the parties agree or, if the parties cannot agree on a single arbitrator within five (5) business days following such thirty (30) day period, then by a board of three (3) arbitrators, which arbitrator(s) shall be selected for each such controversy so arising hereunder. If three (3) arbitrators are necessary, each party shall have the right to pick one arbitrator and the two arbitrators so chosen shall have the right to select a third arbitrator. Any party who is unable or unwilling to so select an arbitrator in a timely manner, shall forfeit its right to participate in the selection process. If a selected arbitrator is unable or unwilling to act, or if for any other reason an appointment of the requisite number or arbitrators cannot be made, then any party, on behalf of all the parties, may request appointment of arbitrator(s) by the presiding judge of the federal courts located in the
                   District of California.

                  (c) PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The Shareholder and HealthCare hereby submit to the in personam jurisdiction of the federal and state courts in California for the purpose of confirming any such award and entering judgment thereon.

                  (f) CONFIDENTIALITY. All proceedings under this Section 10.12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 10.12 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         10.13 GOVERNING LAW. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the state of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.14 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         10.15 ENTIRE AGREEMENT. This Agreement (including the Schedules) and the agreements, certificates and other documents delivered pursuant hereto contain the entire agreement between the parties hereto. All parties collaborated in the preparation of this Agreement and it has been reviewed by attorneys for each party. No one party should be considered the author of any specific language for purposes of legal presumptions.

         10.16 FURTHER ASSURANCES. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments, or conveyances of any kind that may be reasonable necessary or desirable to carry out any of the transactions contemplated hereunder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

COMPANY:                             HEALTHCARE:

HEARING DYNAMICS,                    HEALTHCARE CAPITAL CORP.,
a California corporation                 an Alberta, Canada, corporation


By /S/ DEBORAH LAW CROSS             By /S/ EDWIN J. KAWASAKI
     Deborah Law Cross, President        Edwin J. Kawasaki, Vice President


SHAREHOLDER:                         HC SUBSIDIARY:

                                     HEALTHCARE HEARING CLINICS, INC.


/S/ DEBORAH LAW CROSS                By /S/ EDWIN J. KAWASAKI
Deborah Law Cross                         Edwin J. Kawasaki, Vice President

                          SCHEDULES TO MERGER AGREEMENT


Schedule 1.1                    Agreement and Plan of Merger
Schedule 1.8                    Shareholder Loans

Schedule 2.2(a)(ii)             Opinion of Shareholder's Counsel
Schedule 2.2(b)(iii)            Opinion of HealthCare's Counsel

Schedule III                    Disclosure Statement

Schedule 3.7                    No Litigation
Schedule 3.8(b)                 Licenses and Permits
Schedule 3.12                   Product Warranty
Schedule 3.16                   Patents, Trademarks, etc.
Schedule 3.17(a)                Real Property and Personal Property Leases
Schedule 3.17(b)                Purchase Commitments
Schedule 3.17(c)                Sales Commitments
Schedule 3.17(f)                Loan Agreements
Schedule 3.17(i)                Other Material Contracts
Schedule 3.18(a)                Real Property
Schedule 3.18(b)                Personal Property
Schedule 3.19                   Employee Benefit Plans
Schedule 3.20                   Employment Compensation
Schedule 3.21                   Key Employees, Bank, Etc.

Schedule 5.2(e)                 Shareholder's Personal Liability

Schedule 6.1(c)                 Legends on Certificates
Schedule 6.1(d)(ii)             Declaration for Removal of Legends

Schedule 7.6(a)                 Noncompetition and Confidentiality Agreement
Schedule 7.6(b)                 Employment Agreement
Schedule 7.6(c)                 Lease Amendment